PBF Energy Announces Retirement of Director Edward Kosnik

PARSIPPANY, NJ – September 11, 2020 – PBF Energy Inc. (NYSE: PBF) announced today that Edward Kosnik will retire as a director effective as of September 30, 2020.

Thomas Nimbley, Chairman and Chief Executive Officer of PBF Energy commented, "As one of the longest serving members of PBF Energy's Board of Directors, Lead Director and the Chairman of the Audit Committee, Ed has played a critical role at PBF, exhibiting financial acumen and professionalism. We are grateful for his exemplary leadership of the PBF Board and many contributions to the Company and wish him well in his retirement.”

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risks disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customer and vendors; risk relating to the securities markets generally; risks associated with the recent acquisition of the Martinez refinery, and related logistics assets; the duration and severity of the COVID-19 pandemic and certain developments in the global oil markets and their impact on the global macroeconomic conditions; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 48% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994
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